UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 3, 2018, Everbridge Holdings Limited (“Holdings”), a wholly-owned subsidiary of Everbridge, Inc. (the “Company”), closed on the acquisition of 184,746,970 shares of Unified Messaging Systems ASA (“UMS”) that had been tendered pursuant to a voluntary tender offer by Holdings to purchase all of the outstanding shares of UMS (the “Acquisition”). Together with purchases made by Holdings on the open market, Holdings now holds 186,484,989 shares of UMS, representing approximately 94.2% of the total shares in UMS on a fully diluted basis. Pursuant to a Transaction Agreement (the “Transaction Agreement”) dated February 13, 2018, by and among Holdings, the Company, and UMS, Holdings paid 1.37 Norwegian kroner per share of UMS. Based on this price, the aggregate price paid by Holdings for the tendered UMS shares was approximately 253 million Norwegian kroner

In addition, Holdings has entered into conditional purchase agreements with holders of options to purchase 2,285,000 shares of capital stock of UMS (the “Options”), whereby Holdings will purchase the Options at a price equal to the difference between the Offer price and the exercise price for the Options, subject to closing of the Offer. The aggregate purchase price for the Options is 1,066,700 Norwegian kroner. Holdings expects to close on the purchase of the Options by the middle of April.

Holdings intends to initiate a compulsory acquisition of the remaining outstanding shares of UMS in accordance with applicable laws and propose that an application is filed with the Oslo Stock Exchange to de-list the shares of UMS.

The foregoing description of the transactions contemplated by the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed February 20, 2018 and incorporated herein by reference. The Transaction Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Holdings or UMS.

Item 7.01	Regulation FD Disclosure.

On April 3, 2018, the Company issued a press release regarding the Acquisition, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

To the extent required by this item, the financial statements of UMS will be filed by amendment no later than May 2, 2018.

(b)	Pro Forma Financial Information

To the extent required by this item, pro forma financial information will be filed by amendment no later than May 2, 2018.

(d)	Exhibits

Exhibit No.	Description

2.1*	Transaction Agreement dated February 13, 2018, by and among Everbridge, Inc., Everbridge Holdings Limited, and Unified Messaging Systems ASA

99.1	Press release dated April 3, 2018

*	Previously filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37874), filed with the Securities and Exchange Commission on February 20, 2018, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: April 9, 2018	By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary

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